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                                                                    EXHIBIT 99.2

           PATRIOT ANNOUNCES $1 BILLION EQUITY INVESTMENT BY INVESTOR GROUP

DALLAS -- DECEMBER 16, 1998 -- Patriot American Hospitality, Inc., whose shares (NYSE: PAH) are paired and trade with those of its operating company, Wyndham International, Inc. (together, "Patriot" or the "Company"), today announced that it has entered into a letter of intent with a group of investors to make a $1 billion equity investment in the Company. The investor group is comprised of Apollo Real Estate Advisors, L.P., Apollo Management, L.P., Thomas H. Lee Company, Beacon Capital Partners, Inc. and Rosen Consulting Group (together, the "Investors").

"We are very pleased to have these outstanding firms proposing this substantial equity investment in Patriot," said Paul A. Nussbaum, Chairman, and Chief Executive Officer of Patriot American Hospitality, Inc. "This investment will provide the foundation for our recapitalization plan which will include the repayment of maturing debt and settlement of forward equity obligations. In addition, the investment will enable Patriot to reduce leverage, improve liquidity and allow the Company to continue to implement its business plan. The infusion of new equity capital will increase the Company's financial alternatives, all of which will be focused on maximizing long-term shareholder value."

James D. Carreker, Chairman and Chief Executive Officer of Wyndham International, Inc. added, "This investment represents a strong vote of confidence from the investment community in Patriot's hotel operating capabilities and the strategic growth of its proprietary brands."

William Mack, senior principal of Apollo Real Estate Advisors, said that, "We have long believed in Patriot's potential and the value of its underlying assets, and see this investment as an opportunity to significantly strengthen Patriot's balance sheet so that the Company can focus on its fundamental business. The first and most important step in reestablishing a sound financial foundation for Patriot is substantially increasing the Company's equity capitalization, which will be accomplished by our planned equity investment. We look forward to working with the Boards and Management of Patriot in order to expeditiously resolve its balance sheet issues so that the Company can focus on executing its business plan."

"We are very excited about Patriot's future and look forward to participating in the continuing development of this fully-integrated hotel company," added Scott Schoen and Scott Sperling, Managing Directors of Thomas H. Lee Company. "Our history is one of building brands, and we believe that Patriot's proprietary brand portfolio, including Grand Bay and Wyndham, is one of the most promising in the lodging industry."


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"Patriot's brands are positioned in the segments of the lodging industry which offer the greatest potential for growth," added Alan Leventhal, Chief Executive Officer of Beacon Capital Partners, Inc.

Pursuant to the letter of intent, the Investors would purchase $1 billion of Convertible Preferred Stock (the "Preferred Stock"). In addition, the letter of intent allows the Company to replace up to $400 million of the Preferred Stock with alternative financing, including a rights offering to Patriot's existing shareholders. The Preferred Stock, when issued, will be convertible into common shares at the lesser of $10.00 or 122.5% of Patriot's average closing price for the 20 trading days ending 10 days immediately preceding the date of the shareholder vote to approve the investment, but not less than the closing bid price as of December 15, 1998. The Preferred Stock will be entitled to a 9.75% dividend, payable quarterly, and a pro rata share of dividends paid on Patriot's fully diluted common stock, determined on an as converted basis. The investment is conditioned upon the completion of due diligence, execution of definitive agreements, successful restructuring of certain indebtedness, shareholder approval and certain other conditions.

During the past several weeks, Patriot has held discussions with several potential investors. The Company determined that the proposal received from the Investors was the most favorable alternative received to date. By executing the letter of intent, the Company has agreed, subject to certain exceptions, to refrain from negotiations with third parties regarding alternative transactions during the next 45 days. The Company may, however, consider offers that they determine to be superior to the Investor's proposal. If the Company enters into an alternative transaction with a third party, the Company will be obligated to pay the Investors $30 million and reimburse the Investors for certain expenses. A copy of the letter of intent and related term sheet will be filed by the Company with the Securities and Exchange Commission on Form 8-K.

About the Investors

Apollo Real Estate Advisors, L.P. and Apollo Management, L.P. (collectively, "Apollo") manage three real estate funds and four corporate funds. Apollo is a private merchant banking firm that specializes in private equity and debt transactions. Apollo currently has over $10 billion of equity under management.

Thomas H. Lee Company is a Boston-based private equity firm focused on identifying and acquiring substantial stakes in growth companies. Founded in 1974, the firm currently manages approximately $6 billion of committed capital.

Beacon Capital Partners Inc. was founded in January 1998 and is led by the former senior management of Beacon Properties Corporation, a NYSE traded REIT which merged with


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Equity Office Properties Trust in a $4 billion transaction.  The company's current portfolio consists of 3.3 million square feet and an additional 1.0 million square feet of development.

Rosen Consulting Group ("Rosen") currently manages approximately $700 million of REIT securities and provides strategic consulting services to real estate investors, lenders, advisors, developers, corporations and other financial institutions.

Patriot is being advised by Chase Securities Inc., Morgan Stanley Dean Witter & Co. and Goodwin, Procter & Hoar LLP. Patriot's independent directors are being advised by Debevoise & Plimpton. The Investors are being advised by Bear, Stearns & Co. Inc. and Skadden, Arps, Slate, Meagher & Flom LLP.

About Patriot American Hospitality, Inc. and Wyndham International, Inc.

Based in Dallas, Patriot American Hospitality, Inc. (NYSE: PAH) is currently the nation's second-largest hotel real estate investment trust (REIT) with a portfolio comprised of 487 owned, managed, leased or franchised hotels and resorts with more than 105,000 rooms. Its paired operating company, Wyndham International, Inc., comprised of the Grand Bay Hotels & Resorts Division, the Wyndham Hotel Group, the All-Suites Division and PAH Management Services, leases, manages and franchises primarily upscale and luxury hotel and resort properties represented by its proprietary brands and provides management services for third-party owned hotels and resorts.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include competition for guests from other hotels, dependence upon business and commercial travelers and tourism, the seasonality of the hotel industry, and availability of equity or debt financing at terms and conditions favorable to the Company and other factors detailed in the Company's Quarterly Report on Form 10-Q dated September 30, 1998 (File No. 001-09319), Current Report on Form 8-K dated November 9, 1998, Registration Statement on Form S-3 (File No. 333-58705) and Registration Statement on Form S-3 (File No. 333-65339).

CONTACT:  Patriot American Hospitality, Inc., Dallas
          Media Inquiries:
          Suzanne Cottraux, V.P. of Corp. Comm. and Public Affairs
          214/863-1258 OR
          Analyst Inquiries:
          Paul Keung, V.P. of Finance, Investor Relations
          214/863-1265